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                                                             Exhibit (23)(j)(1)

                            SULLIVAN & CROMWELL LLP

                                                                January 6, 2006

Seligman Municipal Series Trust
100 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

   With respect to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Series Trust, on behalf of its Seligman Municipal High-Yield Series and Seligman California Municipal Quality Series, we have reviewed the material with respect to California Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

   We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Series Trust and to the reference to us under the heading "California Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ SULLIVAN & CROMWELL LLP
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                                                  SULLIVAN & CROMWELL LLP